EXHIBIT 10.2
Performance Guarantee Confirmation
Reference is made to a Performance Guarantee dated as of December 16, 2014 made by the undersigned in favour of the Purchaser (the “Performance Guarantee”). The undersigned acknowledges and confirms that the performance guarantee remains in full force and effect notwithstanding the entering into of this ninth amendment.
Dated as of the 15th day of January, 2021.

WINTRUST FINANCIAL CORPORATION
By:
Name: David A. Dykstra
Title: Chairman and Chief Operating Officer

By:
Name: Kathleen M. Boege
Title: Executive Vice President, General Counsel, and Corporate Secretary

Signature Page to Ninth Amending Agreement